SUB-ITEM 77I

The MFS Research Bond Fund, a series of MFS Series Trust IX, established a new class of shares (W), as described in the Amendment dated February 22, 2006 to the Declaration of Trust contained in Post-Effective Amendment No. 62 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on April 27, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.